As filed with the Securities and Exchange Commission on June 12, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CASH AMERICA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Texas	75-2018239
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1600 West 7th Street

Fort Worth, Texas 76102

(Address of principal executive offices, including zip code)

CASH AMERICA INTERNATIONAL, INC.

FIRST AMENDED AND RESTATED 2004 LONG-TERM INCENTIVE PLAN

(Full title of the plan)

J. Curtis Linscott

Executive Vice President, General Counsel & Secretary

CASH AMERICA INTERNATIONAL, INC.

1600 West 7th Street

Fort Worth, Texas 76102

(Name and address of agent for service)

(817) 335-1100

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)(3)	Proposed maximum aggregate offering price (2)(3)	Amount of registration fee (3)
Common Stock, par value $.10 per share	1,850,000	$23.69	$43,826,500	$2,446

(1)	Represents additional shares of common stock, par value $.10 per share (the “Common Stock”), issuable pursuant to the Cash America International, Inc. First Amended and Restated 2004 Long-Term Incentive Plan (the “First Amended and Restated Plan”). In addition, pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of Common Stock that may become issuable pursuant to the anti-dilution provisions of the First Amended and Restated Plan.
(2)	Estimated solely for the purpose of computing the registration fee.
(3)	Calculated pursuant to Rule 457(c) and (h) of the Securities Act. Accordingly, the amount of the registration fee is calculated based upon, 1,850,000 shares of Common Stock reserved for issuance under the First Amended and Restated Plan at a price of $23.69, which is the average of the high and low price per share of Common Stock on the New York Stock Exchange on June 8, 2009.

EXPLANATORY STATEMENT

This Registration Statement (this “Registration Statement”) is being filed by Cash America International, Inc. (the “Corporation”) to register an additional 1,850,000 shares of common stock, par value $0.10 per share (the “Common Stock”), for issuance under the Cash America International, Inc. First Amended and Restated 2004 Long-Term Incentive Plan (the “First Amended and Restated Plan”). Pursuant to General Instruction E to Form S-8, the contents of the earlier registration statement on Form S-8 concerning the First Amended and Restated Plan filed with the Securities and Exchange Commission (the “Commission”) on June 3, 2005 (Commission file No. 333-125471) and the Post-Effective Amendment No. 1 to the same registration statement filed with the Commission on May 19, 2009 (Commission file No. 333-125471) are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The Corporation hereby incorporates by reference in this Registration Statement the following documents previously filed by the Corporation pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with the Commission:

(1) the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Commission on February 27, 2009;

(2) the Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed with the Commission on May 4, 2009;

(3) the Corporation’s Current Reports on Form 8-K filed with the Commission (other than information and exhibits included in such Current Reports on Form 8-K that have been furnished and not filed in accordance with the rules and regulations of the Commission) on January 22, 2009, February 3, 2009, April 28, 2009, May 13, 2009, May 14, 2009, May 19, 2009 and May 20, 2009; and

(4) the description of the Common Stock set forth in the Registration Statement on Form 8-A filed with the Commission on October 5, 1987, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Corporation with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits

Exhibit	Description of Exhibit

4.1	Articles of Incorporation of Cash America Investments, Inc. filed in the office of the Secretary of State of Texas on October 4, 1984 (incorporated herein by reference to Exhibit 3.1 of the Corporation’s Registration Statement on Form S-1, File No. 33-10752)

4.2	Articles of Amendment to the Articles of Incorporation of Cash America Investments, Inc. filed in the office of the Secretary of State of Texas on October 26, 1984 (incorporated herein by reference to Exhibit 3.2 of the Corporation’s Registration Statement on Form S-1, File No. 33-10752)

4.3	Articles of Amendment to the Articles of Incorporation of Cash America Investments, Inc. filed in the office of the Secretary of State of Texas on September 24, 1986 (incorporated herein by reference to Exhibit 3.3 of the Corporation’s Registration Statement on Form S-1, File No. 33-10752)

4.4	Articles of Amendment to the Articles of Incorporation of Cash America Investments, Inc. filed in the office of the Secretary of State of Texas on September 30, 1987 (incorporated herein by reference to Exhibit 3.4 of the Corporation’s Amendment No. 1 to its Registration Statement on Form S-4, File No. 33-17275)

4.5	Articles of Amendment to the Articles of Incorporation of Cash America Investments, Inc. filed in the office of the Secretary of State of Texas on April 23, 1992 to change the Company’s name to “Cash America International, Inc.” (incorporated herein by reference to Exhibit 3.5 of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 1992, File No. 001-09733)

4.6	Articles of Amendment to the Articles of Incorporation of Cash America International, Inc. filed in Office of the Secretary of State of Texas on May 21, 1993 (incorporated herein by reference to Exhibit 3.6 of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 1993, File No. 001-09733)

4.7	Bylaws of Cash America International, Inc. (incorporated herein by reference to Exhibit 3.5 of the Corporation’s Post-Effective Amendment No. 1 to its Registration Statement on Form S-4, File No. 33-17275)

4.8	Amendment to Bylaws of Cash America International, Inc. dated effective September 26, 1990 (incorporated herein by reference to Exhibit 3.6 of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 1990, File No. 001-09733)

4.9	Amendment to Bylaws of Cash America International, Inc. dated effective April 22, 1992 (incorporated herein by reference to Exhibit 3.8 of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 1992, File No. 001-09733)

5.1*	Opinion of Hunton and Williams LLP

23.1*	Consent of Hunton and Williams LLP (included in Exhibit 5.1)

23.2*	Consent of PricewaterhouseCoopers LLP

24.1*	Power of Attorney (included with the signature page of this Registration Statement)

Exhibit	Description of Exhibit
99.1	Cash America International, Inc. First Amended and Restated 2004 Long-Term Incentive Plan, as amended (incorporated herein by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed April 28, 2009, File No. 001-09733)

99.2	Cash America International, Inc. 2008 Long Term Incentive Plan for Cash America Net Holdings, LLC (sub-plan) (incorporated herein by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K, filed April 28, 2009, File No. 001-09733)
* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on June 12, 2009.

CASH AMERICA INTERNATIONAL, INC.

By:	/s/ J. Curtis Linscott
J. Curtis Linscott
Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below on behalf of Cash America International, Inc., a Texas Corporation, hereby constitutes and appoints Thomas A. Bessant, Jr. and J. Curtis Linscott, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that said attorney-in-fact and agent or his substitutes, may lawfully do or cause to be done the same or any of the foregoing by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

/s/ Jack R. Daugherty	Chairman of the Board and Director	June 12, 2009
Jack R. Daugherty

/s/ Daniel R. Feehan	Chief Executive Officer, President and	June 12, 2009
Daniel R. Feehan	Director (Principal Executive Officer)

/s/ Thomas A. Bessant, Jr.	Executive Vice President, Chief	June 12, 2009
Thomas A. Bessant, Jr.	Financial Officer (Principal Financial and Accounting Officer)

/s/ Daniel E. Berce	Director	June 12, 2009
Daniel E. Berce

/s/ Albert Goldstein	Director	June 12, 2009
Albert Goldstein

/s/ James H. Graves	Director	June 12, 2009
James H. Graves

Signature	Capacity	Date

/s/ B.D. Hunter	Director	June 12, 2009
B.D. Hunter

/s/ Timothy J. McKibben	Director	June 12, 2009
Timothy J. McKibben

/s/ Alfred M. Micallef	Director	June 12, 2009
Alfred M. Micallef

EXHIBIT INDEX

TO

REGISTRATION STATEMENT ON FORM S-8

Exhibit	Description of Exhibit
4.1	Articles of Incorporation of Cash America Investments, Inc. filed in the office of the Secretary of State of Texas on October 4, 1984 (incorporated herein by reference to Exhibit 3.1 of the Corporation’s Registration Statement on Form S-1, File No. 33-10752)

4.2	Articles of Amendment to the Articles of Incorporation of Cash America Investments, Inc. filed in the office of the Secretary of State of Texas on October 26, 1984 (incorporated herein by reference to Exhibit 3.2 of the Corporation’s Registration Statement on Form S-1, File No. 33-10752)

4.3	Articles of Amendment to the Articles of Incorporation of Cash America Investments, Inc. filed in the office of the Secretary of State of Texas on September 24, 1986 (incorporated herein by reference to Exhibit 3.3 of the Corporation’s Registration Statement on Form S-1, File No. 33-10752)

4.4	Articles of Amendment to the Articles of Incorporation of Cash America Investments, Inc. filed in the office of the Secretary of State of Texas on September 30, 1987 (incorporated herein by reference to Exhibit 3.4 of the Corporation’s Amendment No. 1 to its Registration Statement on Form S-4, File No. 33-17275)

4.5	Articles of Amendment to the Articles of Incorporation of Cash America Investments, Inc. filed in the office of the Secretary of State of Texas on April 23, 1992 to change the Company’s name to “Cash America International, Inc.” (incorporated herein by reference to Exhibit 3.5 of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 1992, File No. 001-09733)

4.6	Articles of Amendment to the Articles of Incorporation of Cash America International, Inc. filed in Office of the Secretary of State of Texas on May 21, 1993 (incorporated herein by reference to Exhibit 3.6 of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 1993, File No. 001-09733)

4.7	Bylaws of Cash America International, Inc. (incorporated herein by reference to Exhibit 3.5 of the Corporation’s Post-Effective Amendment No. 1 to its Registration Statement on Form S-4, File No. 33-17275)

4.8	Amendment to Bylaws of Cash America International, Inc. dated effective September 26, 1990 (incorporated herein by reference to Exhibit 3.6 of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 1990, File No. 001-09733)

4.9	Amendment to Bylaws of Cash America International, Inc. dated effective April 22, 1992 (incorporated herein by reference to Exhibit 3.8 of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 1992, File No. 001-09733)

5.1*	Opinion of Hunton and Williams LLP

23.1*	Consent of Hunton and Williams LLP (included in Exhibit 5.1)

23.2*	Consent of PricewaterhouseCoopers LLP

24.1*	Power of Attorney (included with the signature page of this Registration Statement)

Exhibit	Description of Exhibit
99.1	Cash America International, Inc. First Amended and Restated 2004 Long-Term Incentive Plan, as amended (incorporated herein by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed April 28, 2009, File No. 001-09733)

99.2	Cash America International, Inc. 2008 Long Term Incentive Plan for Cash America Net Holdings, LLC (sub-plan) (incorporated herein by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K, filed April 28, 2009, File No. 001-09733)

*	Filed herewith